UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2017

BERKSHIRE HILLS BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15781	04-3510455
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

24 North Street, Pittsfield, Massachusetts	01201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (413) 443-5601

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

On October 13, 2017, Berkshire Hills Bancorp, Inc. (the “Company” or “Berkshire Hills”), the holding company of Berkshire Bank, completed its previously announced acquisition of Commerce Bancshares Corp. (“Commerce”), the holding company of Commerce Bank & Trust Company, and its subsidiaries. Pursuant to the Agreement and Plan of Merger by and between the Company and Commerce, dated as of May 22, 2017 (the “Merger Agreement”), Commerce merged with and into Berkshire Hills, with Berkshire Hills as the surviving entity (the “Merger”). Immediately following the Merger, Commerce Bank & Trust Company merged with and into Berkshire Bank, with Berkshire Bank as the surviving entity.

Pursuant to the terms of the Merger Agreement, each share of Commerce common stock outstanding as of the closing was converted into the right to receive 0.93 shares of the Company’s common stock, par value $0.01, except that no Commerce shareholder is permitted to own, either individually or aggregated with such shareholder’s “acting in concert” group pursuant to 12 C.F.R. § 225.41 of Regulation Y, more than 9.9% of the outstanding Company common stock as of the closing of the Merger. Accordingly, any Commerce shareholder that would have otherwise received shares of Company common stock in excess of such 9.9% limit instead received 0.465 shares of the Company’s Series B Non-Voting Preferred Stock, par value $0.01 (the “Preferred Stock”) for each share of Commerce common stock that was not convertible into Company common stock. In addition, cash was paid in lieu of fractional shares.

As of the closing date, there were 6,328,300 outstanding shares of Commerce common stock. 4,842,074 shares of Company common stock were issued for exchange, subject to adjustment for fractional shares. Additionally, 521,607 shares of Company Preferred Stock were issued for exchange. Pursuant to the terms of the Merger Agreement, cash was paid in lieu of fractional shares at a rate of $38.86 per whole share of Company common stock. Berkshire Hills retained its stock transfer agent, Broadridge Corporate Issuer Solutions, Inc., to serve as the Exchange Agent in the Merger.

The foregoing description of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 22, 2017, and incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders

On October 12, 2017, the Company filed a Certificate of Designations (the “Certificate of Designations”) with Delaware, establishing the rights, preferences, privileges, qualifications, restrictions and limitations of the Company’s Series B Non-Voting Preferred Stock.

The Preferred Stock ranks on parity with the Company’s common stock with respect to the declaration and payment of dividends and distributions upon the liquidation, dissolution or winding up of the Company, except that no dividend may be declared or paid on the Company’s common stock unless a dividend equal to 200% of the amount declared or paid per share on the Company’s common stock is concurrently declared and paid on the shares of Preferred Stock. The Preferred Stock ranks subordinate and junior to all indebtedness of the Company and to all other series of preferred stock of the Company, other than any series of preferred stock the terms of which provide that such series is subordinate or junior to the Preferred Stock.

The foregoing description is qualified in its entirety by reference to the Certificate of Designations, which is included as Exhibit 3.1 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the issuance of the Preferred Stock, the Company filed the Certificate of Designations with Delaware amending the Company’s Certificate of Incorporation, on October 12, 2017, which became effective upon filing. The Certificate of Designations creates Preferred Stock out of the authorized and unissued shares of preferred stock of the Company, and establishes the terms of the Preferred Stock, fixes the authorized number of such shares at 525,000 and provides for certain other powers, rights and preferences. The foregoing description is qualified in its entirety by reference to the Certificate of Designations, which is included as Exhibit 3.1 and incorporated herein by reference.

Item 8.01	Other Events

On October 16, 2017, the Company issued a news release announcing the completion of the Merger.  A copy of the news release is incorporated herein by reference as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Financial statements of the business acquired will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days following the date that this Report is required to be filed.

(b)	Pro forma financial information.

Pro forma financial information will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days following the date that this Report is required to be filed.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Description

Exhibit 2.1	Agreement and Plan of Merger by and among Berkshire Hills Bancorp, Inc. and Commerce Bancshares Corp., dated as of May 22, 2017 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 22, 2017 (Commission File No. 001-15781))

Exhibit 3.1	Certificate of Designations of the Series B Non-Voting Preferred Stock

Exhibit 99.1	News Release dated October 16, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERKSHIRE HILLS BANCORP, INC.
DATE: October 16, 2017	By:	/s/ Michael P. Daly
Michael P. Daly
President and Chief Executive Officer